     As filed with the Securities and Exchange Commission on March 16, 1999

                                                   Registration No. 333-________

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-8

            REGISTRATION STATEMENT UNDER  THE SECURITIES ACT OF 1933
                          ------------------------------
                          FLASHNET COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

TEXAS                                         4813                75-2614852
(State or other jurisdiction       (Primary Standard Industrial   (IRS Employer
of incorporation or organization)   Classification Code Number)   Identification Number)

                        1812 NORTH FOREST PARK BOULEVARD
                            FORT WORTH, TEXAS 76102
              (Address of principal executive offices) (Zip Code)
                        --------------------------------

                         FLASHNET COMMUNICATIONS, INC.
                           1997 STOCK INCENTIVE PLAN
                     EMPLOYEE STOCK DISCOUNT PURCHASE PLAN
                           (Full title of the plans)
                       ----------------------------------

                              MICHAEL SCOTT LESLIE
                     PRESIDENT AND CHIEF OPERATING OFFICER
                         FLASHNET COMMUNICATIONS, INC.
                        1812 NORTH FOREST PARK BOULEVARD
                            FORT WORTH, TEXAS 76102
                    (Name and address of agent for service)

                                 (817) 332-8883
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

         Title of                                           Proposed maximum    Proposed maximum
       securities                             Amount            offering            aggregate         Amount of
          to be                                to be             price               offering        registration
       registered                          registered(1)       per share              price              fee
       ----------                          -------------       ---------              -----              ---
1997 STOCK INCENTIVE PLAN
Common stock (no par value)                  1,327,231          $17.97(2)          $23,856,061          $6,633

EMPLOYEE STOCK DISCOUNT PURCHASE PLAN
Common stock (no par value)                    340,000          $40.50(3)          $13,770,000          $3,829

-----------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of common stock which become issuable under the 1997 Stock Incentive Plan and the Employee Stock Discount Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of FlashNet Communications, Inc.
(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, and based (a) as to 930,790 shares purchasable upon exercise of outstanding options, upon the average exercise price at which such options may be exercised and (b) as to the remaining 396,441 shares issuable upon exercise of options reserved for issuance, on the opening price per share of common stock of FlashNet Communications, Inc. as quoted on the Nasdaq National Market on March 16, 1999.
(3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the opening price per share of common stock of FlashNet Communications, Inc. as quoted on the Nasdaq National Market on March 16, 1999.

                                     PART I

              INFORMATION REQUIRED IN THE SECTI0N 10(a) PROSPECTUS


Item 1.  PLAN INFORMATION

              In accordance with Rule 428 under the Securities Act of 1933, as amended (the "1933 Act"), and the Note to Part I of Form S-8, the information required by this item has been omitted from this Registration Statement.

Item 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

              In accordance with Rule 428 under the 1933 Act and the Note to
              Part I of Form S-8, the information required by this item has been omitted from this Registration Statement.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

              FlashNet Communications, Inc. hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

              (a) Registrant's prospectus filed with the SEC pursuant to Rule 424(b) of the 1933 Act, in connection with the Registration Statement No. 333-69277 on Form S-1 (the "S-1 Registration Statement") filed with the SEC on December 18, 1998, together with all amendments thereto, in which there is set forth audited financial statements for the registrant's fiscal years ended December 31, 1996, 1997 and 1998; and

              (b) The description of the registrant's outstanding common stock contained in the S-1 Registration Statement and registrant's Registration Statement No. 000-25477 on Form 8-A filed with the SEC on March 2, 1999 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), including any amendment or report filed for the purpose of updating such description.

              All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c),14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES

              Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

              Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

              The registrant has authority under Articles 2.02A.(16) and 2.02-1 of the Texas

              Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. The registrant's Restated Articles of Incorporation permit indemnification of directors and officers to the fullest extent permitted by law.

              The Texas Business Corporation Act provides in part that a corporation may indemnify a director or officer or other person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director, officer, employee or agent of the corporation, if it is determined that such person:

              -    Conducted himself in good faith;

              - Reasonably believed, in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation's best interests, and, in all other cases, that his conduct was at least not opposed to the corporation's best interests; and

              - In the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

              A corporation may indemnify a person under the Texas Business Corporation Act against judgments, penalties (including excise and similar taxes), fines, settlement, and reasonable expenses actually incurred by the person in connection with the proceeding. If the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding, and shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation.

              A corporation may also pay or reimburse expenses incurred by a person in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

              Article Twelve of the registrant's Restated Articles of Incorporation provides that, to the fullest extent permitted by the Texas Business Corporation Act as the same exists or as it may hereafter be amended, no director of the registrant shall be personally liable to the registrant or its shareholders for monetary damages for breach of fiduciary duty as a director.

              Prior to consummation of the registrant's initial public offering of shares of its Common Stock, the registrant intends to enter into indemnification agreements with each of its directors and executive officers that provide for indemnification and expense advancement to the fullest extent permitted under the Texas Business Corporation Act.

              Following consummation of the registrant's initial public offering of shares of its common stock, the registrant will carry directors and officers liability insurance with policy limits of $10,000,000.

              Reference is made to Section 8 of the underwriting agreement filed as Exhibit 1.1 to the S-1 Registration Statement, indemnifying the officers and directors of the registrant against certain liabilities.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

              Not applicable.

Item 8.  EXHIBITS

Exhibit Number      Exhibit
--------------      -------
4                   Instruments Defining Rights of Shareholders.  Reference is
                    made to the S-1 Registration Statement and registrant's
                    Registration Statement No. 000-25477 on Form 8-A, which are incorporated herein by reference pursuant to Item 3(b) of
                    this Registration Statement.

5                   Opinion and consent of Cantey & Hanger, L.L.P.

23.1                Consent of Deloitte & Touche LLP.

23.2                Consent of Cantey & Hanger, L.L.P. is contained in Exhibit
                    5.

24 Power of Attorney. Reference is made to page II-5 of this Registration Statement.

Item 9.  UNDERTAKINGS

                    A. The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration

              Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1) (i) and (1) (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the registrant's 1997 Stock Incentive Plan and Employee Stock Discount Purchase Plan.

                    B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas on March 16, 1999.

                                       FLASHNET COMMUNICATIONS, INC.


                                       By: /s/ Michael Scott Leslie
                                           -------------------------------------
                                           Michael Scott Leslie
                                           President and Chief Operating Officer

                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of FlashNet Communications, Inc., a Texas corporation, do hereby constitute and appoint Michael Scott Leslie and Albert Lee Thurburn, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Name                               Title                         Date
     ----                               -----                         ----
/s/ Albert Lee Thurburn       Chairman and Chief Executive       March 16, 1999
Albert Lee Thurburn           Officer (principal executive
                              officer)

/s/ Michael Scott Leslie      President, Chief Operating         March 16, 1999
Michael Scott Leslie          Officer and Director

/s/ Andrew N. Jent            Executive Vice President, Chief    March 16, 1999
Andrew N. Jent                Financial Officer and Secretary
                              (Principal financial and
                              accounting officer)

/s/ John B. Kleinheinz        Director                           March 16, 1999
John B. Kleinheinz

/s/ Kevin A. Stadtler         Director                           March 16, 1999
Kevin A. Stadtler

/s/ James B. Francis, Jr.     Director                           March 16, 1999
James B. Francis, Jr.

                      SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.


                                   EXHIBITS
                                      TO
                                   FORM S-8
                                    UNDER
                            SECURITIES ACT OF 1933

                        FLASHNET COMMUNICATIONS, INC.

                                 EXHIBIT LIST

Exhibit Number      Exhibit
--------------      -------
4                   Instruments Defining Rights of Shareholders.  Reference is
                    made to the S-1 Registration statement and registrant's
                    Registration Statement No. 000-25477 on Form 8-A, which are incorporated herein by reference pursuant to Item 3(b) of
                    this Registration Statement.

5                   Opinion and consent of Cantey & Hanger, L.L.P.

23.1                Consent of Deloitte & Touche LLP.

23.2                Consent of Cantey & Hanger, L.L.P. is contained in Exhibit
                    5.

24 Power of Attorney. Reference is made to page II-5 of this Registration Statement.